As filed with the Securities and Exchange
Commission on May 19, 2000                    Registration No. 333-____________
===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   -----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------

                                CHOICEPOINT INC.
               (Exact name of issuer as specified in its charter)

              Georgia                                     58-2309650
 (State or other jurisdiction of            (I.R.S. Employee Identification No.)
   incorporation or organization)

          1000 Alderman Drive                               30005
          Alpharetta, Georgia                             (Zip Code)
(Address of principal executive offices)


                                   -----------

             DBT ONLINE, INC. AMENDED AND RESTATED STOCK OPTION PLAN
                            (Full title of the plan)

                                   -----------

                            J. Michael de Janes, Esq.
                               1000 Alderman Drive
                            Alpharetta, Georgia 30005
                     (Name and address of agent for service)

                                 (770) 752-6000
          (Telephone number, including area code, of agent for service)

                                 With a copy to:
                              Lisa A. Stater, Esq.
                           Jones, Day, Reavis & Pogue
                               3500 SunTrust Plaza
                           303 Peachtree Street, N.E.
                           Atlanta, Georgia 30308-3242

                                   -----------

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
                                                            Proposed maximum           Proposed maximum
     Title of securities             Amount to be            Offering price               aggregate                 Amount of
       to be registered               Registered              per share(1)            offering price(1)       registration fee (3)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.10 par value,    1,775,423 shares (2)           $39.3256                 $69,819,575                 $18,432
and Share Purchase Rights (4)
-----------------------------------------------------------------------------------------------------------------------------------

         (1) Estimated solely for the purpose of computing the registration fee. This amount was determined in accordance with Rule 457(h), under the Securities Act of 1933. The shares to be registered are subject to outstanding options, so the offering price is based on the weighted average exercise price of those options.

         (2) In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon adjustment due to stock splits, stock dividends and anti-dilution provisions, and other adjustment provisions as provided in the DBT Online, Inc. Amended and Restated Stock Option Plan.

         (3) The registration fee is calculated by multiplying the product of the proposed maximum offering price per share and the number of shares to be registered by .000264.

         (4) The Share Purchase Rights, which are attached to the shares of common stock being registered, will be issued for no additional consideration; no additional registration fee is required.

                                EXPLANATORY NOTE

In accordance with the Note to Part I of Form S-8, the information specified in
Part I of Form S-8 has been omitted from this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents filed by ChoicePoint (the "Company") (File No. 1-13069) with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and made a part hereof:

         (a) The Annual Report of the Company on Form 10-K for the year ended December 31, 1999, filed on March 10, 2000;

         (b)      All other reports filed with the Commission pursuant to
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 1999; and

         (c) The description of the common stock in the Company's registration statement on Form 8-A, filed with the Commission on July 21, 1997, as amended.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be made a part hereof from the respective dates of filing such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the registration statement to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated or deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the prospectus or the registration statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Georgia Business Corporation Code (the "GBBC") provides that a corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if such individual conducted himself or herself in good faith and reasonably believed that (i) in the case of conduct in his or her official capacity, such conduct was in the best interests of the corporation; (ii) in all other cases, such conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe that such conduct was unlawful. A corporation may not indemnify a director in connection with (i) a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director met the relevant standard of conduct under the GBCC; or (ii) any proceeding with respect to conduct for which he or she was adjudged liable on the basis that a personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. A corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer or the corporation (i) to the same extent as a director; and (ii) if he or she is not a director, to such further extent as may be provided by the Articles of Incorporation, the Bylaws, a resolution of the board of directors or contract, except for liability arising out of conduct that constitutes (i) an appropriation, in violation of his or her duties, of any business opportunity of the corporation; (ii) acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) the types of liability for unlawful distributions as set forth in Section 14-2-832 of the GBCC; or (iv) the receipt of an improper personal benefit.

         Article VI of the Company's Articles of Incorporation provides for indemnification of the officers and directors of the Company to the fullest extent permitted by the GBBC. Such indemnification is not exclusive of any additional indemnification that the Company's Board of Directors may deem advisable or of any rights to which those indemnified may otherwise be entitled. The Articles of Incorporation provide that the Board of Directors may determine from time to time whether and to what extent to maintain insurance providing indemnification for officers and directors, and such insurance need to be limited to the Company's power of indemnification under the GBCC. The Company's Bylaws permit the Company to purchase and maintain insurance on behalf of its directors, officers, employees and agents, or to those persons who serve at the Company's request as a director, officer, partner, trustee, employee or agent of another entity, whether or not the Company could indemnify or advance expenses to such person under Article VI of the Company's Bylaws or the GBCC. The Company maintains insurance on behalf of its officers and directors against liability asserted against or incurred by such person in such capacity, or arising out of such person's status as such. Article V of the Company's Bylaws generally provides that the Company shall indemnify a director or officer except for a director or officer who is adjudged liable to the Company or is subject to injunctive relief in favor of the Company for (i) any appropriation, in violation of his or her duties, of any business opportunity of the Company; (ii) acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) the types of liability for unlawful distributions set forth in
Section 14-2-832 of the GBCC; or (iv) any transaction from which he or she received an improper personal benefit. The Company's Bylaws obligate the Company, under certain circumstances, to advance expenses to its officers and directors who are parties to an action, suit or proceeding for which indemnification may be sought. The Company's Bylaws permit, but do not require, the Company to advance expenses to its employees or agents who are not officers or directors to the same extent and subject to the same conditions that a corporation could, without shareholder approval under Section 14-2-856 of the GBCC, indemnify and advance expenses to a director. Article V of the Company's Articles of Incorporation provides that no director shall be liable to the Company or to its shareholders for monetary damages for any action taken, or any failure to take action, including without limitation, for breach of duty of care or other duty as a director, except that there shall be no elimination or limitation of liability for any conduct described in clauses (i) through (iv).

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Exhibit
         Number            Description
         -------           -----------

         4.1               DBT Online,  Inc.  Amended and Restated  Stock Option Plan (filed as Exhibit
                           99.1 to the Form S-8 (File No.  333-41313) of DBT Online,  Inc.,  filed with the Commission on December 2, 1997).
         *4.2              Amendment  2000-1 to the DBT Online,  Inc. Amended and Restated Stock Option
                           Plan.
         *5                Opinion of Jones, Day, Reavis & Pogue.
          23.1             Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5).
         *23.2             Consent of Arthur Andersen LLP, independent public accountants.
         *23.3             Consent of Deloitte & Touche LLP, independent public accountants.

         *23.4             Consent of Corbin & Wertz, independent public accountants.
          24               Power of  Attorney  (included  in the  signature  page of this  registration statement).

*filed herewith

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act or 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 18th day of May 2000.


                                    CHOICEPOINT INC.



                                    By:  /s/ DEREK V. SMITH
                                         -------------------------------------
                                         Derek V. Smith
                                         President and Chief Executive Officer



                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Derek V. Smith and J. Michael de Janes, and either of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:




                 Signature                                        Title                             Date
                 ---------                                        -----                             ----

                                             Chairman of the Board, President, Chief
   /s/ DEREK V. SMITH                        Executive Officer and Director (Principal         May 18, 2000
-----------------------------                Executive Officer)
  Derek V. Smith


   /s/ DOUGLAS C. CURLING                    Chief Operating Officer and Director              May 18, 2000
------------------------------------
  Douglas C. Curling

                                             Senior Vice President - Chief Financial Officer   May 18, 2000
   /s/ MICHAEL S. WOOD                       (Principal Financial and Accounting Officer)
------------------------------------
  Michael S. Wood

   /s/ RON D. BARBARO                        Director                                          May 18, 2000
------------------------------------
  Ron D. Barbaro

                 Signature                                        Title                             Date
                 ---------                                        -----                             ----

------------------------------------         Director
  C. Garry Betty


------------------------------------         Director
  Frank Borman

  /s/ JAMES M. DENNY
------------------------------------         Director                                          May 18, 2000
  James M. Denny


------------------------------------         Director
  Kenneth G. Langone


------------------------------------         Director
  Bernard Marcus


   /s/ C.B. ROGERS, JR.                      Director                                          May 18, 2000
------------------------------------
  C. B. Rogers, Jr.


   /s/ CHARLES I. STORY                      Director                                          May 18, 2000
------------------------------------
  Charles I. Story

                                  EXHIBIT INDEX




Exhibit
Number                                             Description
-------                                            -----------

   4.1         DBT Online, Inc. Amended and Restated Stock Option Plan (filed as Exhibit 99.1 to the
               Form S-8 (File No. 353-41313) of DBT Online, Inc., filed with the Commission on December 2, 1997).

 * 4.2         Amendment 2000-1 to the DBT Online, Inc. Amended and Restated Stock Option Plan.

 * 5           Opinion of Jones, Day, Reavis & Pogue.

   23.1        Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5).

 * 23.2        Consent of Arthur Andersen LLP, independent public accountant.

 * 23.3        Consent of Deloitte & Touche LLP, independent public accountant.

 * 23.4        Consent of Corbin R. Wertz, independent public accountant.

   24          Power of Attorney (included in the signature page of this registration statement).

* filed herewith